Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

SERVICES AGREEMENT

This Agreement is effective this 16th day of October, 1995, (the "Effective Date") between DSMI Corp., 46 Prince Street, Rochester, New York 14607 ("Vendor") and Bristol-Myers Squibb U. S. Pharmaceuticals, a division of Bristol-Myers Squibb Company, P.O. Box 4500, Princeton, New Jersey 08543-4500 (hereinafter called "BMSUSP"). Vendor agrees to provide services to BMSUSP under the terms set forth below.

A.  SERVICES

    Vendor will provide the product(s) or service(s) set forth, and to the specifications set forth in the proposal incorporated herein as Attachment A.

    The product and all elements as set forth on Attachment A are subject to prior approval by BMSUSP, such approval not to be unreasonably withheld.

B.  COMPENSATION

    All fees for program development will be payable according to the following schedule:

        50% upon execution of this Services Agreement
        50% upon completion of development work, defined as the point in time when the services contemplated hereunder can be delivered.

    All fees for program operation will be payable according to the following schedule:

        Satisfaction survey fees payable at the time of identification of survey participants by BMSUSP.

        Compliance program fees are payable at the time that the initial service included within a particular phase of the program is delivered. Phase I fees will be payable upon the identification of the patient by [*****]. Phase II fees are payable upon identification of a patient as requiring the additional services based upon the results of the Phase I intervention. Phase III fees are payable upon identification of a patient as requiring the additional services based upon the results of the Phase II intervention.

    In the event that BMSUSP shall request any changes in the concept, specifications or scope of the product(s) or service(s) described on Attachment A hereto, Vendor will notify BMSUSP of the cost of such revisions and will not proceed without prior written approval.

    If the compensation provision on Attachment A hereto is other than a flat fee amount per element or for the entire project, Vendor will provide such documentation in support of all billings as BMSUSP may reasonably require.

C.  CONFIDENTIALITY.


    Vendor shall treat as confidential and secret any and all BMSUSP Confidential Information. "BMSUSP Confidential Information" shall include, but not be limited to, information relating to BMSUSP's past, present and future marketing and research and development activities that may be disclosed to Vendor by BMSUSP and/or BMSUSP's parent, subsidiary or affiliate companies and which are identified in writing by BMSUSP as confidential. BMSUSP Confidential information shall not include (i) information known by Vendor prior to disclosure from BMSUSP, (ii) information which is or becomes publicly known through no wrongful act of Vendor, (iii) information that is independently developed by Vendor, without use of information that otherwise constitutes BMSUSP Confidential Information, or (iv) information disclosed pursuant to law, rule, regulation or pursuant to a court order, provided that BMSUSP is given 10 days prior notice of such disclosure. Vendor expressly agrees that any information it discovers or develops under this Agreement for the benefit of BMSUSP shall not be used by Vendor or disclosed by Vendor to any third party, nor shall Vendor show this Agreement or disclose the existence, nature or subject matter of this Agreement to any third party without the prior written consent of BMSUSP. Vendors obligations not to disclose BMSUSP Confidential Information to third parties and not to otherwise use BMSUSP Confidential Information shall survive the termination of this Agreement for a period of five years. Vendor shall not duplicate any material containing BMSUSP Confidential Information, except in the direct performance of its services under this Agreement. Vendor shall return all copies of materials containing BMSUSP
    Confidential Information upon Vendor's completion of services under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever.

    BMSUSP shall treat as confidential and secret any and all Vendor Confidential Information. "Vendor Confidential Information" shall include, but not be limited to, information relating to Vendor's past, present and future systems development activities that may be disclosed to BMSUSP and/or BMSUSP's parent, subsidiary or affiliate companies and which are identified in writing by Vendor as confidential, except that in no event shall Vendor Confidential Information include information relation to Vendor deliverables under this agreement. Vendor Confidential Information shall not include (i) information known by BMSUSP prior to disclosure from Vendor, (ii) information which is or becomes publicly known through no wrongful act of BMSUSP, (iii) information that is independently developed by BMSUSP, without use of information that otherwise constitutes Vendor Confidential Information, or (iv) information disclosed pursuant to law, rule, regulation or pursuant to a court order, provided that Vendor is given 10 days prior notice of such disclosure. BMSUSP expressly agrees that any Confidential Information it discovers under this Agreement shall not be disclosed by BMSUSP to any third party without the prior written consent of Vendor. BMSUSP's obligations not to disclose Vendor Confidential Information shall survive the termination of this Agreement for a period of five years.

D.  INDEMNIFICATION

    Each party shall indemnify and hold the other party harmless from and against all liability, damages, penalties, losses, costs or expenses, including attorneys' fees, arising from or in any way related to its willful or negligent actions or omissions in performing the responsibilities as described in this Agreement, or for any willful or negligent breach of this Agreement.

E.  PROFESSIONAL STANDARDS.

    Vendor represents that it has facilities, personnel, experience and expertise sufficient in quality and it will perform all such assignments and projects given it by BMSUSP hereunder and agrees that it will perform all such assignments and projects in a manner commensurate with professional standards generally applicable to its industry.

F.  OWNERSHIP OF MATERIALS

    Any and all reports, information, data or other works created by Vendor for BMSUSP in connection with this Agreement (with the exception of customization of the Vendor's basic software and systems for BMSUSP as well as the Vendor's basic software and systems themselves) shall be the sole and exclusive property of BMSUSP. BMSUSP may use such work wherever and whenever it chooses. Vendor shall not at any time in any manner during or after this Agreement, under any circumstances, be entitled to or claim any right, title or interest herein or any commission, fee or other direct or indirect benefit from BMSUSP or BMSUSP's parent, subsidiary or affiliate companies, in respect of such reports, data, information or other works created by Vendor hereunder.

    BMSUSP hereby grants Vendor a worldwide perpetual royalty free license to the data and information created by Vendor in connection with this agreement for purposes of making marketing presentations to other potential customers and for the development and sale of additional products based upon this data and information.

G.  RELEASES

    Any materials furnished hereunder which have not been created for BMSUSP and are subject to the rights of third parties shall be specifically identified to BMSUSP in writing. Vendor shall obtain (and deliver upon request to BMSUSP) releases for all names, photographs, illustrations, testimonials, and any and all other materials used in works which Vendor prepares or uses. All such releases shall run to BMSUSP, its agents and employees where appropriate and customary. Vendor's failure to obtain such releases or the obtaining of such releases by Vendor shall in no way relieve Vendor of its obligations in Paragraph F above except where the releases have been obtained directly by BMSUSP. Except for works that have been secured by permission, Vendor warrants and covenants that all works provided by Vendor shall be original and shall not infringe any copyright or violate any rights of any persons or entities whatsoever.

H.  DURATION OF AGREEMENT

    1.  Term

    This Agreement is effective as of the Effective Date and shall continue in full force and effect until the earlier of (i) completion of the project assigned hereunder, (ii) terminated by at least thirty (30) days written notice by either party to the other, sent by registered mail to the address for each party first set forth above, or to such other address which a party may designate for its receipt of notices hereunder.

    2.  Payment on Termination

    Upon termination of this Agreement BMSUSP is to pay for all authorized work in process, and BMSUSP shall assume Vendor's liability under and indemnify Vendor with respect to all outstanding contracts made on BMSUSP's behalf. Upon written notice of termination Vendor shall take all steps necessary to wind up the work under this Agreement to mitigate BMSUSP's liability therefore.

    3.  Transfer Upon Termination

    Vendor shall transfer, assign and make available to BMSUSP or BMSUSP's representative all property and materials in Vendor's possession or control belonging to and paid for by BMSUSP, and all information regarding BMSUSP's project(s) covered by this Agreement, as set forth in Paragraph C herein. Vendor also agrees to give all reasonable cooperation toward transferring with approval of third parties in interest all contracts and arrangements, if any, properly entered into by Vendor in the performance of this Agreement, and all rights and claims thereto and therein, upon being duly released from the obligation thereof.

I.  INDEPENDENT CONTRACTORS

    The parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed to place the parties in the relationship of employer and employee, partners, principal and agent, or joint ventures. Neither party shall have the power to bind or obligate the other party nor shall either party hold itself out as having such authority.

J.  THIRD PARTY OBLIGATIONS

    In connection with this Agreement, Vendor shall make no commitments or disbursements, incur no obligations or place any advertising, public relations or promotional material for BMSUSP's parent, subsidiary or affiliate companies, nor disseminate any material of any kind using the name of BMSUSP and/or BMSUSP's parent, subsidiary or affiliate companies or using their trademarks, without the prior written approval of BMSUSP.

K.  GOVERNING LAW

    This Agreement is entered into in the State of New Jersey and shall be constructed and governed under and in accordance with the laws of that State.

L.  MISCELLANEOUS

    1) The terms of this Agreement shall be binding upon BMSUSP and the Vendor and their respective successors and permitted assigns.
    Notwithstanding the foregoing, this Agreement is not assignable in whole or in part by Vendor without the prior written consent of BMSUSP. Factoring of accounts receivable is not permitted.

    2) The failure of either party to take action as a result of a breach of this Agreement by the other party shall constitute neither a waiver of the particular breach involved or a waiver of either party's right to enforce any or all provisions of this Agreement through any remedy granted by law or this Agreement.

    3) BMSUSP is an Equal Opportunity Employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin. Vendor represents that it has the same policy of Equal Opportunity Employment.

    4) The policy of BMSUSP is to protect the health, safety and quality of life of its employees and the public, and to exercise responsible stewardship of natural resources that may be impacted by its activities. To realize this, BMSUSP is committed to maintaining programs and procedures for the environmentally responsible management of facilities, materials, production processes, products and packaging, transportation and distribution, waste and ft minimization, energy, general business operations and contracted goods and services. Vendor agrees with this policy and further acknowledges that its performance under this Agreement shall be in strict compliance with all applicable governmental laws and regulations and in accordance with and in furtherance of this policy.

    5) This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, supersedes any prior written or oral communications and may be modified in writing subject to mutual agreement of the parties hereto.

    6) The headings of each paragraph are for reference only and shall not be construed as part of this Agreement.

    7) Except for the obligation to pay money property due and owing, either party shall be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, failure of performance by the other party, earthquake, labor disputes, riots, governmental requirements, inability to secure materials on a timely basis, failure of computer equipment, failures or delays of sources from which information or data is obtained and transportation difficulties.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have entered in to this Agreement this 16th day of October, 1995.




Bristol-Myers Squibb                             DSMI Corp.
U. S. Pharmaceuticals                            46 Prince Street
a division of Bristol-Myers                       Rochester, New York 14607
Squibb Company



By: /s/ ANDREW BEIDLER                           By: /s/ DONALD A. CARLBERG
    ---------------------------                      -----------------------

Title: Mgr., Customer Projects                   Title: President & CEO
       ------------------------                         --------------------

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                                 ATTACHMENT A

                         TELEPHONE SATISFACTION SURVEY

OBJECTIVE
The objective of this program is to twofold. First, the program is designed to contact and survey 1000 patients prior to their enrollment in a compliance program. There will be two contracts: an initial survey and a follow-up survey at a 12-month period after enrollment.

The second objective is to conduct the telephone contact portion of the compliance program.

PROCEDURES
1. INITIAL SURVEY

A postcard will be sent to all patients identified for the program providing them with an 800# to call to conduct a survey via telephone.

If the patient has not called the 800# by a specified date, a call-out will be conducted. This 5-minute call will be dual live/automated with an operator establishing contact and transferring the patient to an automated voice response survey.

2. SECOND SURVEY CONTACT

A postcard will be sent to all patients identified for the program providing them with an 800# to call to conduct a survey via telephone. Participants have the option to have an operator administer the survey.

If the patient has not called the 800# by a specified date, a call-out will be conducted. This 5-minute call will be dual live/automated with an operator establishing contact and transferring the patient to an automated voice response survey. Participants have the option to have an operator administer the survey.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                               COMPLIANCE PROGRAM

OBJECTIVE
The objective of this program is to improve compliance via a personalized mail and telephone program. The target population consists of 1000 managed care participants.

PROGRAM PROCEDURES
The program will operate according to the following procedures:

PHASE I:
- [*****] will provide DSMi with the names and contact information for approximately 1000 patients
- DSMi will initiate the first telephone call to each of the 1,000 individuals approximately 30 days after they are identified by [*****]. These calls will be made by an operator who will identify the patient and transfer her to a voice response system. The call will be an average of 4 minutes and consist of approximately 10-15 questions.
- Those patients who are identified as "low-risk" (specific criteria to be determined) will receive no additional telephone or mail interventions from DSMi.
- Those patient who are identified as "high-risk" (specific criteria to be determined) will be contacted according to a call schedule to be determined by Wellpoint.

PHASE II:
- An estimated 35% of the original 1000 patients, or 350 patients, will receive a second telephone call similar in length and format to the call described in Phase I (i.e., dual live/automated, average length of 4 minutes, 10-15 questions).

- Those patients who are identified as "low-risk" (specific criteria to be determined) will receive no additional telephone or mail interventions from DSMi.
- Those patients who are identified as "high-risk" (specific criteria to be determined) will be scheduled to receive a series of postcard mailings as described in Phase III.

PHASE III:
- An estimated 75% of the 350 Phase II patients, or approximately 262 patients, will receive 5 medication refill reminder postcards by first class mail, one at each of the following intervals: 3-months, 4-months, 8-months, 9-months, and 12-months after enrollment in the program.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

PROGRAM DEVELOPMENT
Using content and algorithms for the telephone scripts provided by BMS, DSMi will provide a fully operational program 90 days after signing a formal agreement with BMS.

COSTS

SATISFACTION SURVEY
       Program development                                 $[*****]
       Initial contact (1000 pts @ [*****]/pt)              [*****]
       Second contact (1000 pts @ [*****]/pt)               [*****]

       Total                                               $[*****]

COMPLIANCE PROGRAM
       Program development                                 $[*****]
       Program operations*
       -  Phase I only (650 pts @ [*****]/pt)              $[*****]
       -  Phase I & II (87 pts @ [*****]/pt)               $[*****]
       -  Phase I, II, & III (263 pts @ [*****])           $[*****]

       Total                                               $[*****]

       *Figures for distribution of 1000 patients within the 3 categories of compliance are based upon estimates furnished by BMS. Any change in this distribution will result in total program operation costs that are different from estimates indicated above.